Exhibit 10.2

BANK GUARANTEE

No.

ING Securities S.A.

Plac Trzech Krzyzy 10/14,

00-499 Warszawa

(BENEFICIARY)

Vienna,

Further to the planned mandatory buy-out (“MANDATORY BUY-OUT”) of shares of POLMOS BIAŁYSTOK S.A. joint stock public company organized under Polish law with its seat in Elewatorska Street no. 20, 15-950 Białystok, Poland by CAREY AGRI INTERNATIONAL POLAND Sp. z o.o., organised under the Polish law with its seat in Bokserska 66A, Warsaw, Poland, such MANDATORY BUY-OUT to be organized pursuant to art. 82 of the law dated 29 July 2005 on public offer, conditions of admission of financial instruments to the organized trading system and public companies (Journal of Law of 2005, no. 184, item. 1539, as amended), we, Fortis Bank S.A./N.V., Austrian Branch at Technologiestrasse 8, 1120 Wien, Austria (the “BANK”), hereby guarantee irrevocably, unconditionally up to the maximum amount of:

PLN 98.723.092,98 (say: ninety eight million seven hundred and twenty three thousand and ninety two and 98/100 polish zlotys)

to secure obligations arising from the MANDATORY BUY-OUT, including the payment of the purchase price, to buy shares of POLMOS BIAłYSTOK S.A.

Claims, if any, under the GUARANTEE will be honoured on your first written demand, stating that CAREY AGRI INTERNATIONAL POLAND Sp. z o.o. has not fulfilled its obligations under the MANDATORY BUY-OUT, without objection in respect of such obligations and without investigating or reviewing the reasons or grounds of such demand.

Each payment of CAREY AGRI INTERNATIONAL POLAND SP. Z O.O. on the account no.: PL27 1050 0086 1000 0022 0058 2167, SWIFT: INGB PL PW owned by ING Securities S.A., Plac Trzech Krzyzy 10/14, 00-499 Warsaw related to the purpose of issuing the guarantee (payment of purchase price of shares of POLMOS BIAŁYSTOK S.A.) will automatically reduce the amount of the guarantee. The rule resulting from the preceding sentence does not relate to payment of PLN 10.642.307,02 constituting the difference between PLN 109.365.400,00, i.e. the total purchase price of shares of POLMOS BIAŁYSTOK S.A. to be paid in the MANDATORY BUY-OUT and the amount of PLN 98.723.092,98 to be paid under this guarantee, to be made by CAREY AGRI INTERNATIONAL POLAND SP. Z O.O. to the account of ING Securities S.A. indicated above not later than on 13 June 2007.

This GUARANTEE is valid for the period starting from the announcement date of the MANDATORY BUY-OUT up to July 13, 2007. The GUARANTEE expires fully and automatically in case of: (i) your request for payment under the GUARANTEE has not been presented to our Bank within the GUARANTEE validity period or, (ii) return to us of the original of the GUARANTEE, and (iii) payment of the maximum amount of the GUARANTEE.

For identification purposes your demand for payment along with the statement that CAREY AGRI INTERNATIONAL POLAND SP. Z O.O has not fulfilled its obligations under the MANDATORY BUY-OUT must be sent by SWIFT or through the agency of another bank confirming that the signatures on the aforesaid documents have been put by authorized persons.

Should the amount due for the BENEFICIARY get reduced, among other reasons as a result of a partial payment of the amount due whose full payment is secured by this GUARANTEE, the total amount of this GUARANTEE decreases proportionally to the reduced amount secured by this GUARANTEE.

Any rights arising from this GUARANTEE may not be assigned in favour of any third party without our prior written consent, otherwise such assignment shall be deemed null and void.

This Agreement shall be subject to Polish law. Any disputes arising out of this GUARANTEE shall be settled in compliance with Polish law, and the Parties hereto submit to the exclusive jurisdiction of the court in Warsaw in Poland.

I accept the model of the GUARANTEE.

/s/ William V. Carey
Company stamp and authorized signatures to assume financial obligations on behalf of the Borrower

The signature of the Borrower has been affixed in my presence.

name and surname of the Bank’s employee	signature of the Bank’s employee